UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

XTI AEROSPACE, INC.

(Name of Registrant as Specified In Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 13, 2025, XTI Aerospace, Inc. (the “Company”) issued a press release announcing the postponement of its 2025 Annual Meeting of Stockholders from November 14, 2025 to December 30, 2025.

A copy of the Company’s press release announcing the postponement of the 2025 Annual Meeting of Stockholders is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 13, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: November 13, 2025	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

Exhibit 99.1

Press Release

XTI Aerospace, Inc. Announces Postponement of Annual Meeting of Stockholders

ENGLEWOOD, CO., November 13, 2025 /PRNewswire/ -- XTI Aerospace, Inc. (Nasdaq: XTIA) (“XTI”), the developer of vertical flight technologies and the TriFan 600 next-generation vertical takeoff and landing (VTOL) aircraft for commercial and defense aerospace applications and the emerging Vertical Economy™, today announced that its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), which was originally scheduled to be held on November 14, 2025, has been postponed. The Annual Meeting is now scheduled to be held virtually on December 30, 2025 at 10:00 a.m. Pacific Time. The record date for the Annual Meeting, September 17, 2025 (the “Record Date”), is unchanged and applies to the postponed Annual Meeting.

XTI intends to file updated proxy materials with the U.S. Securities and Exchange Commission (the “Commission”) and mail such materials to all stockholders entitled to vote at the postponed Annual Meeting based on the Record Date. Only stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the postponed Annual Meeting.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Proxy Statement for the Annual Meeting, which was filed with the Commission on October 10, 2025, is available free of charge at the Commission’s website located at www.sec.gov. Updated proxy materials, when filed, will also be available free of charge at the same website.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, UPDATED PROXY MATERIALS AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION, AS SUCH DOCUMENTS AND FILINGS CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING.

About XTI Aerospace, Inc.

XTI Aerospace, Inc. [Nasdaq: XTIA] is the parent company of XTI Aircraft Company, an aviation business based near Denver, Colorado, currently developing the TriFan 600, a fixed-wing business aircraft designed to have the vertical takeoff and landing (VTOL) capability of a helicopter, maximum cruising speeds of over 300 mph and a range up to 1,000 miles, creating an entirely new category – the xVTOL. Additionally, the Inpixon (inpixon.com) business unit of XTI is a leader in real-time location systems (RTLS) technology with customers around the world who use its location intelligence solutions in factories and other industrial facilities to help optimize operations, increase productivity, and enhance safety. For more information about XTI, please visit xtiaerospace.com and follow XTI on LinkedIn, Instagram, X, and YouTube.

Contacts

General inquiries:
Email: contact@xtiaerospace.com
Web: https://xtiaerospace.com/contact/

Investor Relations:
Dave Gentry, CEO
RedChip Companies, Inc.
Phone: 1-407-644-4256
Email: XTIA@redchip.com

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8123 InterPort Blvd., Suite C, Englewood, CO, 80112, USA, (800) 680-7412

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